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                                                                    EXHIBIT 23.2

                     [LETTERHEAD OF MCGLADREY & PULLEN LLP]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference this Amendment No. 1 to Registration Statement of Venture Financial Group, Inc. on Form S-4 (No. 333-125774) of our report dated January 10, 2003, with respect to the statements of income, shareholders' equity and cash flows for the year ended December 31, 2002, included in the Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Tacoma, Washington
July 12, 2005